As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MADRIGAL PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3508648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(Address of Principal Executive Offices; Zip Code)

MADRIGAL PHARMACEUTICALS, INC. AMENDED 2015 STOCK PLAN

(as Amended and Restated June 27, 2019)

(Full Title of the Plan)

Brian J. Lynch

Senior Vice President and

General Counsel

Madrigal Pharmaceuticals, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(267) 824-2827

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated file	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	500,000(1)	$125.49(2)	$62,745,000(2)	$6,846(2)

(1)

Consists of shares of common stock, par value $0.0001 per share (“Common Stock”), of Madrigal Pharmaceuticals, Inc. (the “Registrant”), which may be sold upon the exercise of options or the issuance of stock or equity-based awards which may hereafter be granted under the Madrigal Pharmaceuticals, Inc. Amended 2015 Stock Plan, as amended and restated June 27, 2019 (the “2015 Plan”). The maximum number of shares which may be sold upon the exercise of options or the issuance of stock or equity-based awards granted under the 2015 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2015 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable upon the operation of any such anti-dilution and other provisions of the 2015 Plan.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act based on the average of the high and low sale prices per share of Common Stock on The NASDAQ Global Select Market as of November 2, 2020.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed to register an additional 500,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Madrigal Pharmaceuticals, Inc. (the “Registrant”) reserved under the Madrigal Pharmaceuticals, Inc. Amended 2015 Stock Plan, as amended and restated June 27, 2019 (the “2015 Plan”). On May 15, 2019, the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the 2015 Plan by 500,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the 2015 Plan was approved by the Company’s stockholders on June 27, 2019. This Registration Statement registers additional securities of the same class as other securities of the Registrant for which the registration statements filed on Form S-8 relating to the 2015 Plan (File Nos. 333-206128, 333-212615 and 333-224503) of the Registrant are effective. The information contained in the Registrant’s registration statements on Form S-8 relating to the 2015 Plan (File Nos. 333-206128, 333-212615 and 333-224503) are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February  26, 2020 (including the portions of the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 29, 2020 incorporated by reference therein);

•	the Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 7, 2020, August 6, 2020 and November 5, 2020;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on June 18, 2020, and November 5, 2020;

•

the description of the Common Stock contained in the Registrant’s Registration Statement on Form  8-A, filed with the Commission on January 26, 2007, as amended by the description of the Common Stock contained in  Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description; and

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above.

All documents that the Registrant subsequently files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	SEC File / Registration Number	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of the Registrant.		10-K	001-33277	3.1	03/31/17

4.2	Bylaws of the Registrant, as amended April 13, 2016.		DEFA14A; 8-K	001-33277	3.1	04/14/16

5.1	Opinion of Hogan Lovells US, LLP, as to the legality of shares being registered.	X

23.1	Consent of Hogan Lovells US, LLP (included in opinion of counsel filed as Exhibit 5.1).	X

23.2	Consent of PricewaterhouseCoopers LLP.	X

24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).	X

99.1	Amended 2015 Stock Plan.		DEF 14A	001-33277	Annex A	05/15/19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Pennsylvania, on November 4, 2020.

MADRIGAL PHARMACEUTICALS, INC.
By:	/s/ PAUL A. FRIEDMAN, M.D.
Paul A. Friedman, M.D.
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Paul A. Friedman, M.D., Marc R. Schneebaum and Brian J. Lynch, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Madrigal Pharmaceuticals, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAUL A. FRIEDMAN, M.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 4, 2020

Paul A. Friedman, M.D.

/s/ MARC R. SCHNEEBAUM	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2020

Marc R. Schneebaum

/s/ KENNETH M. BATE	Director	November 4, 2020

Kenneth M. Bate

/s/ JAMES M. DALY	Director	November 4, 2020

James M. Daly

/s/ FRED B. CRAVES, PH.D.	Director	November 4, 2020

Fred B. Craves, Ph.D.

/s/ KEITH R. GOLLUST	Director	November 4, 2020

Keith R. Gollust

/s/ RICHARD S. LEVY, M.D.	Director	November 4, 2020

Richard S. Levy, M.D.

/s/ DAVID MILLIGAN, PH.D.	Director	November 4, 2020

David Milligan, Ph.D.

/s/ REBECCA TAUB, M.D.	President, Research & Development, Chief Medical Officer, and Director	November 4, 2020

Rebecca Taub, M.D.